SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12

Landos Biopharma, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply)

☒ No fee required.

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PO Box 11239

Blacksburg, Virginia 24062

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 23, 2023

Dear Stockholder:

You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of LANDOS BIOPHARMA, INC., a Delaware corporation (the “Company”). The meeting will be held on May 23, 2023 at 9:00 a.m. Eastern Time and will be a virtual stockholder meeting through which you can listen to the meeting, submit questions and vote online, for the following purposes:

1. To elect the Board’s nominees, Tiago Girão and Fred Callori, to the Board of Directors to hold office until the 2026 Annual Meeting of Stockholders.

2. To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2023.

3. To approve a series of alternate amendments to the Company’s Certificate of Incorporation to effect, at the option of the Board of Directors, a reverse stock split of the Company’s common stock at a reverse stock split ratio ranging from one-for-ten (1:10) to one-for-forty (1:40), inclusive, with the effectiveness of one of such amendments and the abandonment of the other amendments, or the abandonment of all amendments, to be determined by the Board of Directors prior to the date of the 2024 Annual Meeting of Stockholders.

4. To approve a series of alternate amendments to the Company’s Certificate of Incorporation to effect, if and only if Proposal 3 is both approved and implemented, a reduction in the total number of authorized shares of the Company’s common stock as illustrated in the table under the caption “Effects of Authorized Shares Reduction” in the section of the accompanying proxy statement entitled “Authorized Share Reduction Proposal.”

5. To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The meeting can be accessed by visiting www.proxyvote.com and entering the control number included in the proxy card in the enclosed proxy materials. To attend the meeting, you must pre-register at www.virtualshareholdermeeting.com/LABP2023. You will not be able to attend the meeting in person.

The record date for the Annual Meeting is March 30, 2023 (the “Record Date”). Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Virtual Stockholders’ Meeting to Be Held on May 23, 2023 at 9:00 a.m., Eastern Time.

The proxy statement and annual report to stockholders

are available at www.proxyvote.com.

By Order of the Board of Directors,

Gregory Oakes

President and Chief Executive Officer

Blacksburg, VA

April [ ], 2023

You are cordially invited to attend the virtual Annual Meeting. You will not be able to attend the Annual Meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote online if you attend the virtual Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

LANDOS BIOPHARMA, INC.

PO Box 11239

Blacksburg, Virginia 24062

PROXY STATEMENT

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

MAY 23, 2023

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We have sent you these proxy materials because the Board of Directors of Landos Biopharma, Inc. (sometimes referred to as the “Company” or “Landos”) is soliciting your proxy to vote at the 2023 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the internet.

We intend to mail these proxy materials on or about April [ ], 2023 to all stockholders of record entitled to vote at the Annual Meeting.

How do I attend the Annual Meeting?

The Annual Meeting will be a virtual stockholder meeting held on May 23, 2023 at 9:00 a.m. Eastern Time, through which you can listen to the meeting, submit questions and vote online. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/LABP2023 and entering the control number included in the proxy card in the enclosed proxy materials. To attend the meeting, you must pre-register at www.virtualshareholdermeeting.com/LABP2023. We recommend that you log on a few minutes before the Annual Meeting to ensure that you are logged in when the meeting begins. To access the meeting, follow the instructions you will receive in subsequent emails you receive after registration. Information on how to vote online during the Annual Meeting is discussed below.

Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will not be able to attend the Annual Meeting in person.

We encourage you to access the annual meeting before it begins. You may access the Annual Meeting approximately fifteen minutes before the meeting start time by following the instructions you will receive by email after successfully registering to attend.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on March 30, 2023 will be entitled to vote at the Annual Meeting. On the Record Date, there were 31,168,449 shares of common stock outstanding and entitled to vote. Whether or not you participate in the annual meeting, it is important that you vote your shares.

Stockholder of Record: Shares Registered in Your Name

If on March 30, 2023, your shares were registered directly in your name with Landos’s transfer agent, Broadridge Corporate Issuer Solutions, Inc., then you are a stockholder of record. As a stockholder of record, you may vote online during the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or through the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on March 30, 2023, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may be instructed to obtain a legal proxy from your broker, bank or other nominee and to submit a copy in advance of the Annual Meeting. Further instructions will be provided to you as part of the registration process.

What am I voting on?

There are four matters scheduled for a vote:

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Election of two directors (Proposal 1);
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Ratification of selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2023 (Proposal 2);
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Approval of a series of alternate amendments to the Company’s Amended and Restated Certificate of Incorporation ("Certificate of Incorporation") to effect a reverse stock split of the Company’s common stock at a reverse stock split ratio ranging from one-for-ten (1:10) to one-for-forty (1:40), inclusive (the “Reverse Stock Split”), with the effectiveness of one of such amendments and the abandonment of the other amendments, or the abandonment of all amendments, to be determined by the Board of Directors prior to the date of the 2024 Annual Meeting of Stockholders (Proposal 3); and
•
Approval of a series of alternate amendments to the Company’s Certificate of Incorporation to effect, if and only if Proposal 3 is both approved and implemented, a reduction in the total number of authorized shares of our common stock (the “Authorized Shares Reduction”) with the specific number of authorized shares determined by a formula that is based on the ratio utilized for the Reverse Stock Split (Proposal 4).

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote online during the Annual Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone or vote by proxy through the internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote online during the meeting even if you have already voted by proxy.

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To vote online during the meeting, access the Annual Meeting materials by following the instructions you will receive in your email and submit an electronic ballot during the meeting.

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To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
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To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. To ensure your vote is counted, your telephone vote must be received either before the Annual Meeting begins at 9:00 a.m., Eastern Time on May 23, 2023, or, if you are attending the meeting, before the polls close during the meeting.
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To vote through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. To ensure your vote is counted, your internet vote must be received either before the Annual Meeting begins at 9:00 a.m., Eastern Time on May 23, 2023, or, if you are attending the meeting, before the polls close during the meeting.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from Landos. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote online during the Annual Meeting, you may be required to obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact that organization to request a proxy form. You must also register to attend the meeting at www.virtualshareholdermeeting.com/LABP2023 using the control number as provided by your broker, bank, or other agent and follow the instructions you will receive by email after successfully registering to attend the meeting.

Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you held as of March 30, 2023.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online during the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable:

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“For” the election of all nominees for director;
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“For” the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023;
•
“For” the approval of a series of alternate amendments to the Company’s Certificate of Incorporation to effect, at the option of the Board of Directors, a Reverse Stock Split at a ratio between one-for-ten and one-for-forty, inclusive, as determined by the Board of Directors in its sole discretion; and

•
“For” the approval of a series of alternate amendments to the Company’s Certificate of Incorporation to effect, if and only if Proposal 3 is both approved and implemented, an Authorized Shares Reduction, with the specific number of authorized shares determined by a formula that is based on the ratio utilized for the Reverse Stock Split.

If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under stock exchange rules, brokers, banks and other securities intermediaries may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under such rules, but not with respect to “non-routine” matters. Proposal 1 is considered to be “non-routine” under such rules, meaning that your broker may not vote your shares on this proposal in the absence of your voting instructions. However, Proposals 2, 3 and 4 are considered to be “routine” under such rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposals 2, 3 and 4.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

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You may submit another properly completed proxy card with a later date.
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You may grant a subsequent proxy by telephone or through the internet.
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You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at PO Box 11239, Blacksburg, Virginia 24062.
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You may attend the Annual Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

When are stockholder proposals and director nominations due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by [ ] to PO Box 11239, Blacksburg, Virginia 24062. If you wish to nominate an individual for election at, or bring business other than through a stockholder proposal before, the 2024 Annual Meeting of Stockholders, you must deliver your notice to our Corporate Secretary at the address above between January 24, 2024 and February 23, 2024. Your notice to the Corporate Secretary must set forth information specified in our Bylaws, including your name and address and the class and number of shares of our stock that you beneficially own.

If you propose to bring business before an Annual Meeting of Stockholders other than a director nomination, your notice must also include, as to each matter proposed, the following: (1) a brief description of the business desired to be brought before such Annual Meeting and the reasons for conducting that business at the Annual Meeting and (2) any material interest you have in that business. If you propose to nominate an individual for election as a director, your notice must also include, as to each person you propose to nominate for election as a director, the following: (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the class and number of shares of our stock that are owned of record and beneficially owned by the person, (4) the date or dates on which the shares were acquired and the investment intent of the acquisition, (5) a statement as to whether such nominee, if elected, intends to tender, promptly following such person’s failure to receive the required vote for election or re-election at the next meeting at which such person would face election or re-election, an irrevocable resignation effective upon acceptance of such resignation by the Board of Directors and (6) any other information concerning the person as would be required to be disclosed in a proxy statement soliciting proxies for the election of that person as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated under the Exchange Act, including the person’s written consent to being named as a nominee and to serving as a director if elected. We may require any proposed nominee to furnish other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack of independence, of the proposed nominee.

In addition, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide in their notice any additional information required by Rule 14a-19(b) under the Exchange Act.

For more information, and for more detailed requirements, please refer to our Amended and Restated Bylaws, filed as Exhibit 3.4 to our Registration Statement on Form S-1 (File No. 333-252083), filed with the SEC on January 28, 2021.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count: with respect to Proposal 1, votes “For,” “Withhold” and broker non-votes; and, with respect to the other proposals, votes “For,” “Against” and abstentions. Abstentions will be counted towards the vote total for each of proposal 2, 3 and 4, and will have the same effect as “Against” votes. Broker non-votes on Proposal 1 will have no effect and will not be counted towards the vote total for this proposal. For Proposals 2, 3 and 4, broker non-votes will have the same effect as “Against” votes; however, since brokers have authority to vote on your behalf with respect to Proposals 2, 3 and 4, we do not expect broker non-votes on these proposals.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine” under stock exchange rules, the broker, bank or other such agent cannot vote the shares. These un-voted shares are counted as “broker non-votes.” Proposal 1 is considered to be “non-routine” under such rules and we therefore expect broker non-votes on this proposal. However, because Proposals 2, 3 and 4 are considered “routine” under such rules, we do not expect broker non-votes on these proposals.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

How many votes are needed to approve each proposal?

For the election of directors, the nominees receiving the most “For” votes from the holders of shares present or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome.

To be approved, Proposal 2, ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023, must receive “For” votes from the holders of a majority of shares present or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Since brokers have authority to vote on your behalf with respect to Proposal 2, we do not expect broker non-votes on this proposal.

To be approved, Proposal 3, approval of a series of alternate amendments to the Company’s Certificate of Incorporation to effect, at the option of the Board of Directors, a Reverse Stock Split at a ratio between one-for-ten and one-for-forty, inclusive, as determined by the Board of Directors in its sole discretion, must receive “For” votes from the holders of a majority of shares outstanding and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have the same effect as “Against” votes. Since brokers have authority to vote on your behalf with respect to Proposal 3, we do not expect broker non-votes on this proposal.

To be approved, Proposal 4, approval of a series of alternate amendments to the Company’s Certificate of Incorporation to effect, if and only if Proposal 3 is both approved and implemented, an Authorized Shares Reduction, with the specific number of authorized shares determined by a formula that is based on the ratio utilized for the Reverse Stock Split, must receive “For” votes from the holders of a majority of shares outstanding and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have the same effect as “Against” votes. Since brokers have authority to vote on your behalf with respect to Proposal 4, we do not expect broker non-votes on this proposal.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting or represented by proxy. On the Record Date, there were 31,168,449 shares outstanding and entitled to vote. Thus, the holders of 15,584,225 shares must be present or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online during the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the meeting or the holders of a majority of shares present at the meeting or represented by proxy may adjourn the meeting to another date.

How do I ask a question at the Annual Meeting?

Only stockholders of record as of March 30, 2023 may submit questions or comments at the Annual Meeting. If you would like to submit a question, you may do so by joining the virtual meeting at www.virtualshareholdermeeting.com/LABP2023 and typing your question in the box in the meeting portal.

To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to the start of the Annual Meeting. In accordance with the rules of conduct, we ask that you limit your remarks to one brief question or comment that is relevant to the Annual Meeting or our business and that such remarks are respectful of your fellow stockholders and meeting participants. Our management may group questions by topic with a representative question read aloud and answered. In addition, questions may be ruled out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests. Questions will be addressed in the “Question and Answer” portion of the Annual Meeting.

What do I do if I have technical difficulties in connection with the Annual Meeting?

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be provided in the email you will receive prior to the meeting. Technical support will be available beginning approximately one hour prior to the meeting on May 23, 2023.

Will a list of record stockholders as of the Record Date be available?

For the ten days ending the day prior to the Annual Meeting, the list will be available to stockholders. To access the list of record stockholders, stockholders should email info@landosbiopharma.com.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the internet?

The proxy statement, Form 10-K and annual report to stockholders are available at www.proxyvote.com.

PROPOSAL 1

ELECTION OF DIRECTORS

Landos’s Board of Directors is divided into three classes, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board of Directors presently has six members. There are two directors in the class whose term of office expires in 2023. If elected at the Annual Meeting, Fred Callori and Tiago Girão would serve until the 2026 Annual Meeting of Stockholders and until their successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is the Company’s policy to invite and encourage directors and nominees for director to attend each Annual Meeting of Stockholders. Four directors attended the 2022 Annual Meeting of Stockholders.

Directors are elected by a plurality of the votes of the holders of shares present or represented by proxy and entitled to vote on the election of directors. Accordingly, the nominee receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below. If the nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by Landos. The person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that the nominee will be unable to serve.

CLASS II NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2026 ANNUAL MEETING

The following is a brief biography, as of the date of this proxy statement, of the nominees for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee of the Board of Directors to recommend that person as a nominee for director.

The Nominating and Corporate Governance Committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the Committee has identified and evaluated the nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Committee views as critical to effective functioning of the Board. To provide a mix of experience and perspective on the Board, the Committee also takes into account gender, age, and ethnic diversity. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Committee to believe that the nominees should continue to serve on the Board.

Tiago Girão, age 43

Tiago Girão has served as a director since April 2021. Mr. Girão has served as Chief Financial Officer of Roivant Sciences Companies since April 2019. Mr. Girão has more than 20 years of experience in accounting, finance, and operations of U.S. and global private and public companies. Previously, Mr. Girão served as the Chief Financial Officer of Cytori Therapeutics Inc. from September 2014 to March 2019 and served as a Vice President of Finance from September 2014 to January 2019 and as a Senior Vice President of Operations from February 2019 to March 2019. Mr. Girão holds a degree in accounting from Universidade de Fortaleza. Our board of directors believes that Mr. Girão is qualified to serve as a director because of his extensive financial experience in the life sciences industry.

Fred Callori, age 55

Fred Callori has served as a director since August 2021. Mr. Callori has served as a director for Astria Therapeutics, Inc. since January 2021. Mr. Callori has also served as Senior Vice President, Corporate Development at Xontogeny, LLC, a life sciences accelerator, since September 2017. In addition, Mr. Callori serves as a partner in the Perceptive Xontogeny Venture Funds, a position he has held since December 2019. Prior to Xontogeny and Perceptive, from 1998 to August 2017, Mr. Callori was a partner in the Life Science and Emerging Companies practices of Choate, Hall & Stewart LLP. Mr. Callori holds a J.D. from Boston University School of Law and a B.A. in Economics from Binghamton University. Our board of directors believes that Mr. Callori is qualified to serve as a director because of his experience in the life sciences industry and his corporate governance experience.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF THE NAMED NOMINEES.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2024 ANNUAL MEETING

Tim M. Mayleben, age 62

Tim M. Mayleben has served as a director since May 2021. He also served as our President and Chief Executive Officer from November 2021 to June 2022. He served as President and Chief Executive Officer of Esperion Therapeutics, Inc. from December 2012 to May 2021 and served on the board of directors of Esperion Therapeutics, Inc. from February 2010 to May 2021. Mr. Mayleben has served as a member of the board of directors of Marinus Pharmaceuticals, Inc. since December 2008, and has served as the Lead Independent Director since November 2022 and previously served in this role from 2017 to February 2019. He previously served as a member of the board of directors of Loxo Oncology, Inc. from July 2015 until its acquisition by Eli Lilly in February 2019. Mr. Mayleben earned an M.B.A., with distinction, from the J.L. Kellogg Graduate School of Management at Northwestern University, and a B.B.A. from the University of Michigan, Ross School of Business. Our board of directors believes that Mr. Mayleben is qualified to serve as a director based on his experience as an executive in the life sciences industry.

Roger Adsett, age 54

Roger Adsett has served as a director since March 2022. He has served as Chief Operating Officer at Insmed Incorporated since November 2019. From September 2016 to November 2019, he served as Chief Commercial Officer at Insmed Incorporated. Mr. Adsett holds a B.A. in English and Economics from Bucknell University and an M.B.A from The Wharton School at the University of Pennsylvania. Our board of directors believes that Mr. Adsett is qualified to serve as a director based on his experience as an executive in the global biotechnology and pharmaceutical industry.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2025 ANNUAL MEETING

Christopher Garabedian, age 56

Christopher Garabedian has served as a director since September 2017 and has served as our Chairman since November 2021. He founded Xontogeny in June 2016 and serves as its Chairman and Chief Executive Officer. Mr. Garabedian also serves as Portfolio Manager at Perceptive Advisors, a position he has held since May 2017. He previously served as the President and Chief Executive Officer of Sarepta Therapeutics, Inc. from January 2011 to March 2015, as well as a member of the board of directors from June 2010 to March 2015. Mr. Garabedian earned a B.S. in Marketing from the University of Maryland. Our board of directors believes that Mr. Garabedian is qualified to serve as a director based on his extensive management experience in the biopharmaceutical industry.

Gregory Oakes, age 55

Gregory Oakes has served as our Chief Executive Officer and as a director since June 2022. He served as President, North America, Vifor Pharma, Inc, and Executive Vice President, Vifor Pharma from September 2020 until November 2021. Mr. Oakes served on the board of directors of First Wave BioPharma, Inc. from April 2020 to June 2022. Mr. Oakes previously served as Corporate Vice President, Global Integration Lead for Otezla® (apremilast) at Amgen, Inc from November 2019 to August 2020. Prior to Amgen, Mr. Oakes served as Corporate Vice President and U.S. General Manager at Celgene Corp from July 2017 to November 2019. Mr. Oakes also served as the Global Commercial Integration Lead at Celgene where he helped steer the $74 billion acquisition by Bristol-Myers Squibb and the $13.4 billion divestiture of Otezla®. From January 2010 to July 2017, Mr. Oakes held several positions at Novartis AG, the most recent as Head of Sandoz Biopharmaceuticals, North America. He began his career at Schering-Plough (Merck) where he held executive roles in both the U.S. and Europe. Mr. Oakes holds a bachelor’s degree in Marketing and Business Administration from Edinboro University and an MBA from Clemson University. Our board of directors believes that Mr. Oakes is qualified to serve as a director based on his extensive management experience in the biopharmaceutical industry.

Board Diversity

Board Diversity Matrix (as of April 1, 2023)
Total Number of Directors	6
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	0	5	0	1
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or LatinX	0	1	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	0	4	0	0
Two or more races or ethnicities	0	0	0	0
LGBTQ+	0
Did not disclose demographic background	1

Our Board Diversity Matrix as of April 1, 2022 can be found in our proxy statement for the 2022 Annual Meeting filed with the SEC on April 28, 2022.

INFORMATION REGARDING THE BOARD OF DIRECTORS
AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board of Directors consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independence,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following five directors are independent directors within the meaning of the applicable Nasdaq listing standards: Roger Adsett, Fred Callori, Christopher Garabedian, Tiago Girão and Tim Mayleben. In making this determination, the Board concluded that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.

BOARD LEADERSHIP STRUCTURE

The Board of Directors of the Company has an independent Chair, Mr. Garabedian, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chair has substantial ability to shape the work of the Board. The Company believes that separation of the positions of Board Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Board Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, the Company believes that having an independent Board Chair can enhance the effectiveness of the Board as a whole.

ROLE OF THE BOARD IN RISK OVERSIGHT

One of the Board’s key functions is informed oversight of Landos’ risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Audit Committee responsibilities also include oversight of information security risk management. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. In addition, the entire Board receives reports from time to time regarding various enterprise risks facing the Company, and the applicable Board committees receive related reports with respect to the committee’s respective areas of oversight. The Board has delegated to the Board’s Chairman the responsibility of coordinating between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors met eleven times during the last fiscal year. Each director attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he served, held during the portion of the last fiscal year for which he or she was a director or committee member.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership of each Board committee as of the date of this proxy statement and meeting information for fiscal year 2022 for each of the Board committees.

Name	Audit		Compensation		Nominating and Corporate Governance
Christopher Garabedian					X	*
Gregory Oakes
Tiago Girão	X	*	X
Fred Callori	X		X	*	X
Tim M. Mayleben			X
Roger Adsett	X
Total meetings in fiscal year 2022	4		5		0

* Committee Chairperson

Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee besides Fred Callori with respect to his membership on the Audit Committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The principal duties and responsibilities of our Audit Committee include, among other things:

•
selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•
helping to ensure the independence and performance of the independent registered public accounting firm;
•
discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and the independent accountants, our interim and year-end operating results;
•
developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•
reviewing our policies on risk assessment and risk management;
•
reviewing related party transactions;
•
obtaining and reviewing a report by the independent registered public accounting firm, at least annually, that describes its internal quality-control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law; and
•
approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

The Audit Committee is currently composed of three directors: Tiago Girão, Roger Adsett and Fred Callori, with Mr. Girão serving as chair. The Audit Committee met four times during fiscal year 2022. The Board has adopted a written Audit Committee charter that is available to stockholders on our website at www.landosbiopharma.com.

The Board of Directors reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis. Our board of directors has determined that Messrs. Girão and Adsett meet the independence requirements of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act, Rule 10A-3 under the Securities Exchange Act of 1934, or the Exchange Act, and the applicable listing standards of Nasdaq. Mr. Callori will resign from the Audit Committee once a suitable replacement can be appointed. Each member of our audit committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. In arriving at this determination, the board has examined each audit committee member’s scope of experience and the nature of their prior and/or current employment.

The Board of Directors has also determined that Mr. Girão qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Girão’s level of knowledge and experience based on a number of factors, including his formal education and previous and current experience in financial and accounting roles.

Report of the Audit Committee of the Board of Directors*

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2022 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Tiago Girão, Chair

Roger Adsett

Fred Callori

* The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee of the Board of Directors acts on behalf of the Board to review, modify and oversee the Company’s compensation strategy, policies, plans and programs, including:

•
establishing corporate and individual performance objectives relevant to the compensation of our executive officers and evaluating performance in light of these stated objectives;
•
reviewing and approving the compensation and other terms of employment or service, including severance and change-in-control arrangements, of our Chief Executive Officer and the other executive officers;
•
reviewing and recommending to the Board for approval compensation arrangements for our directors; and
•
reviewing the Company’s human capital strategies, initiatives, and programs with respect to our culture, talent, recruitment, retention, employee engagement, and employee diversity, equity, and inclusion efforts; and
•
overseeing administration of our equity compensation plans, pension and profit-sharing plans, bonus plans, benefit plans, deferred compensation plans and other similar plan and programs.

The Compensation Committee is currently composed of three directors: Fred Callori, Tiago Girão and Tim Mayleben, with Mr. Callori serving as chair. All members of the Company’s Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards). The Compensation Committee met five times during fiscal year 2022. The Board has adopted a written Compensation Committee charter that is available to stockholders on the Company’s website at www.landosbiopharma.com.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer and Pay Governance, the compensation consultant engaged by the Compensation Committee. The Compensation Committee meets regularly in executive session. In addition, various members of management and other employees as well as outside advisors or consultants are frequently invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives.

The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisors engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other advisor to the Compensation Committee, other than in-house legal counsel and certain other types of advisors, only after taking into consideration six factors prescribed by the SEC and Nasdaq that bear upon the advisor’s independence; however, there is no requirement that any advisor be independent.

In 2022, after taking into consideration the six factors prescribed by the SEC and Nasdaq referenced above, the Compensation Committee engaged Pay Governance as its compensation consultant. Our Compensation Committee originally identified Pay Governance based on Pay Governance’s general reputation in the industry. The Compensation Committee requested that Pay Governance:

•
evaluate the efficacy of the Company’s existing compensation strategy and practices in supporting and reinforcing the Company’s long-term strategic goals; and
•
assist the Compensation Committee in refining the Company’s compensation strategy and in developing and implementing an executive compensation program to execute that strategy.

As part of the engagement, the Compensation Committee directed Pay Governance to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for a group of executives. Pay Governance ultimately developed recommendations with respect to executive and director compensation that were presented to the Compensation Committee for its consideration. Following an active dialogue with Pay Governance, the Compensation Committee approved its recommendations. The Compensation Committee intends to engage Pay Governance to conduct a similar analysis and develop recommendations for the Company’s non-executive compensation strategy.

The Compensation Committee intends to evaluate executive compensation annually during the first quarter of the year, including any adjustments to annual base salaries and approval of awards of annual performance bonuses and equity awards, as well as approval of new annual performance objectives for the coming year. In addition, at various meetings throughout the year the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires and other strategic compensation issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation. Going forward, for executives other than the Chief Executive Officer, the Compensation Committee intends to solicit and consider evaluations and recommendations submitted by the Chief Executive Officer when determining the compensation of the other executive officers. In the case of the Chief Executive Officer, the Compensation Committee evaluates his performance, which influences any adjustments the Committee approves to his compensation as well as awards to be granted. As part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials that it deems appropriate, including financial reports and projections, tax and accounting information, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with any criteria approved by the Board), reviewing and evaluating incumbent directors and the performance of the Board generally, making recommendations to the Board regarding the membership of the committees of the Board and developing and evaluating a set of corporate governance guidelines for the Company. The Nominating and Corporate Governance Committee is currently composed of two directors: Christopher Garabedian and Fred Callori, with Mr. Garabedian serving as chair. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee did not formally meet during fiscal year 2022, but acted four times by unanimous written consent. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Company’s website at www.landosbiopharma.com.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also considers other factors when considering potential candidates, including expertise relevant to the Company’s current and planned operations in order to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having commitment to rigorously represent the long-term interests of the Company’s stockholders. The Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time as the Company’s needs change and evolve.

Board diversity and inclusion is critical to the Company’s success. Candidates for director nominees are also reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee may also consider diversity (including gender, racial and ethnic diversity), age, skills and such other factors as it deems appropriate to maintain a balance of knowledge, experience and capability, given the current needs of the Board and the Company. As presently constituted, the Board represents a deliberate mix of members who have a deep understanding of the Company’s business, as well as members who have different skill sets and points of view on substantive matters pertaining to our business. Our nomination process and our Board’s approach to assessment and evaluation of our nominees support our commitment to diversity and inclusion.

The Nominating and Corporate Governance Committee appreciates the value of thoughtful changes to the Board’s membership and identifies and considers qualities, skills and other director attributes that might enhance the composition of the Board. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that could impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations, and other factors. The Nominating and Corporate Governance Committee then compiles a list of potential candidates, which has included recommendations from a professional search firm when deemed appropriate. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the needs of the Board. The Nominating and Corporate Governance Committee then meets to discuss and consider the candidates’ qualifications and selects a nominee for recommendation to the Board.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates (including the minimum criteria set forth above) based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Landos Biopharma, Inc., Attention: Corporate Secretary, PO Box 11239, Blacksburg, Virginia 24062, at least 90 days, but not more than 120 days prior to the anniversary date of the preceding year’s Annual Meeting of Stockholders. Submissions must include the information required by our Bylaws, including the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our stock and has been a holder for at least one year. Any submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications to the Board or such director c/o Landos Biopharma, Inc., PO Box 11239, Blacksburg, Virginia 24062, Attn: Corporate Secretary. Each communication must set forth;

•
the name and address of the stockholder on whose behalf the communication is sent; and
•
the number and class of shares of the Company that are owned beneficially by such stockholder as of the date of the communication.

The Corporate Secretary will review each communication. The Corporate Secretary will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the Secretary shall discard the communication.

CODE OF ETHICS

The Company has adopted the Landos Code of Business Conduct and Ethics that applies to all officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Business Conduct and Ethics is available on our website at www.landosbiopharma.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

HEDGING POLICY

Our Insider Trading Policy prohibits our employees, including our executive officers, and the non-employee members of our Board from engaging in short sales, transactions in put or call options, hedging transactions, using margin accounts, pledges, or other inherently speculative transactions involving our equity securities.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since 2020. Representatives of Ernst & Young LLP are expected to be present online at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

Independent Registered Public Accounting Firm Fees and Services

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2022 and 2021 by Ernst & Young LLP, the Company’s independent registered public accounting firm.

	Year Ended December 31,
	2022	2021
	(in thousands)
Audit Fees(1)	$340	$310
Tax Fees(2)	5	—
Total Fees	$345	$310

(1) Audit fees consist of fees billed for professional services provided in connection with the audit of our annual financial statements, the review of our quarterly financial statements, and audit services that are normally provided by the independent registered public accounting firm in connection with regulatory filings.

(2) Tax fees consist of fees for consultation and related matters.

All fees described above were pre-approved by the Audit Committee.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, Ernst & Young LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSALS 3 AND 4

BACKGROUND

Our Board of Directors has unanimously approved a series of alternate amendments to our Certificate of Incorporation, each of which would:

•
effect a reverse stock split (“Reverse Stock Split”) of all issued and outstanding shares of our common stock, at a ratio ranging from one-for-ten (1:10) to one-for-forty (1:40), inclusive; and
•
effect a reduction in the total number of authorized shares of our common stock (“Authorized Shares Reduction”), with the specific number of authorized shares determined by a formula that is based on the ratio utilized for the Reverse Stock Split.

Accordingly, effecting a Reverse Stock Split would reduce the number of outstanding shares of our common stock and, if Proposal 4 is also approved by our stockholders, the Authorized Shares Reduction would reduce the total number of authorized shares of our common stock. The effectiveness of any one of these amendments and the abandonment of the other amendments, or the abandonment of all of these amendments, will be determined by our Board of Directors following the 2023 Annual Meeting and prior to the date of our 2024 Annual Meeting of Stockholders. Our Board of Directors has recommended that these proposed amendments be presented to our stockholders for approval.

Our stockholders are being asked to approve these proposed amendments pursuant to Proposals 3 and 4, and to grant authorization to our Board of Directors to determine, in its discretion, whether to implement a Reverse Stock Split, including its specific timing and ratio, and if (and only if) a Reverse Stock Split is implemented, to implement the resulting corresponding Authorized Shares Reduction. The corresponding Authorized Shares Reduction was designed so that we do not have what some stockholders might view as an unreasonably high number of authorized shares of common stock that are unissued or reserved for issuance following a Reverse Stock Split.

Should we receive the required stockholder approvals for both Proposals 3 and 4, our Board of Directors will have the sole authority to elect, at any time on or prior to the date of our 2024 Annual Meeting of Stockholders, and without the need for any further action on the part of our stockholders: (1) whether to effect a Reverse Stock Split, and (2) if so, the number of whole shares of our common stock, at a ratio ranging from one-for-ten (1:10) to one-for-forty (1:40), inclusive, that will be combined into one share of our common stock, with the resulting corresponding Authorized Shares Reduction as detailed under the captions “ – Effects of Reverse Stock Split” and “ – Effects of Authorized Shares Reduction” in Proposals 3 and 4, respectively.

The implementation of Proposal 4 is expressly conditioned upon the approval and implementation of Proposal 3; if Proposal 3 is not approved and implemented, then Proposal 4 will not be implemented. If we receive the required stockholder approval for Proposal 3 but do not receive the required stockholder approval for Proposal 4, then our Board of Directors will retain the ability to implement a Reverse Stock Split and, if so effected, the total number of authorized shares of our common stock would remain unchanged.

Notwithstanding approval of Proposals 3 and 4 by our stockholders, our Board of Directors may, in its sole discretion, abandon the proposed amendments and determine prior to the effectiveness of any filing with the Secretary of State of the State of Delaware not to effect any Reverse Stock Split and Authorized Shares Reduction, as permitted under Section 242(c) of the General Corporation Law of the State of Delaware. If our Board of Directors does not implement a Reverse Stock Split on or prior to the date of our 2024 Annual Meeting of Stockholders, the Authorized Shares Reduction will not be implemented and stockholder approval would again be required prior to implementing any Reverse Stock Split or Authorized Shares Reduction.

By approving Proposals 3 and 4, our stockholders will: (a) approve a series of alternate amendments to our Certificate of Incorporation pursuant to which (i) any whole number of outstanding shares of common stock between and including ten (10) and forty (40) could be combined into one share of common stock and (ii) the total number of authorized shares of our common stock would be reduced as detailed in Proposals 3 and 4; and (b) authorize our Board of Directors to file only one such amendment, as determined by the Board in its sole discretion, and to abandon each amendment not selected by the Board. Our Board of Directors may also elect not to undertake any Reverse Stock Split and therefore abandon all amendments.

PROPOSAL 3

REVERSE STOCK SPLIT PROPOSAL

Our Board of Directors has adopted and is recommending that our stockholders approve a series of alternate amendments to our Certificate of Incorporation to effect a Reverse Stock Split. The text of the proposed form of Certificate of Amendment to our Certificate of Incorporation, which we refer to as the Reverse Split Certificate of Amendment, is attached hereto as Appendix A.

We are proposing that our Board of Directors have the discretion to select the Reverse Stock Split ratio from within a range between and including one-for-ten (1:10) and one-for-forty (1:40), rather than proposing that stockholders approve a specific ratio at this time, in order to give our Board of Directors the flexibility to implement a Reverse Stock Split at a ratio that reflects the Board’s then-current assessment of the factors described below under “– Criteria to be Used for Determining Whether to Implement the Reverse Stock Split.” If the Board decides to implement a Reverse Stock Split, we will file the Reverse Split Certificate of Amendment with the Secretary of State of the State of Delaware and the Reverse Stock Split will be effective when it is filed with the Secretary of State of the State of Delaware, or such later time as is chosen by the Board and set forth in the Reverse Split Certificate of Amendment. Except for adjustments that may result from the treatment of fractional shares as described below, each of our stockholders will hold the same percentage of our outstanding common stock immediately following the Reverse Stock Split as such stockholder holds immediately prior to the Reverse Stock Split.

Reasons for Reverse Stock Split

To maintain our listing on The Nasdaq Capital Market. By potentially increasing our stock price, the Reverse Stock Split would reduce the risk that our common stock could be delisted from The Nasdaq Capital Market. To continue our listing on The Nasdaq Capital Market, we must comply with Nasdaq Marketplace Rules, which requirements include a minimum bid price of $1.00 per share. On June 13, 2022, we were notified by the Nasdaq Stock Market that we do not comply with the $1.00 minimum bid price requirement as our common stock had traded below the $1.00 minimum bid price for 30 consecutive business days. We were automatically provided with a 180 calendar-day period, ending on December 12, 2022, within which to regain compliance. To regain compliance, our common stock must close at or above the $1.00 minimum bid price for at least 10 consecutive days or more. On December 13, 2022, Nasdaq approved our application to transfer to The Nasdaq Capital Market, effective at the opening of business on December 15, 2022, and notified us that we had been granted an additional 180-calendar day compliance period, or until June 12, 2023, to regain compliance with the minimum bid price requirement. As part of the transfer, we provided notice to Nasdaq that we intended to cure the bid price deficiency by effecting a reverse stock split, if necessary, prior to the end of the compliance period. Our failure to regain compliance during this period could result in delisting.

The Board of Directors has considered the potential harm to us and our stockholders should Nasdaq delist our common stock from The Nasdaq Stock Market. Delisting could adversely affect the liquidity of our common stock since alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market. Many investors likely would not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or for other reasons.

The Board of Directors believes that the proposed Reverse Stock Split is a potentially effective means for us to maintain compliance with the $1.00 minimum bid requirement and to avoid, or at least mitigate, the likely adverse consequences of our common stock being delisted from The Nasdaq Stock Market by producing the immediate effect of increasing the bid price of our common stock.

To potentially improve the marketability and liquidity of our common stock. Our Board of Directors believes that the increased market price per share of our common stock expected as a result of implementing a Reverse Stock Split could improve the marketability and liquidity of our common stock and encourage interest and trading in our common stock.

•
Stock Price Requirements: We understand that many brokerage houses, institutional investors and funds have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers or by restricting or limiting the ability to purchase such stocks on margin. Additionally, a Reverse Stock Split could help increase analyst and broker interest in our common stock as their internal policies might discourage them from following or recommending companies with low stock prices.
•
Stock Price Volatility: Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers.
•
Transaction Costs: Investors may be dissuaded from purchasing stocks below certain prices because brokers’ commissions, as a percentage of the total transaction value, can be higher for low-priced stocks.

Criteria to be Used for Determining Whether to Implement Reverse Stock Split

In determining whether to implement the Reverse Stock Split and which Reverse Stock Split ratio to implement, if any, following receipt of stockholder approval of Proposal 3, our Board of Directors may consider, among other things, various factors, such as:

•
the historical trading price and trading volume of our common stock;
•
the then-prevailing trading price and trading volume of our common stock and the expected impact of the Reverse Stock Split on the trading market for our common stock in the short- and long-term;
•
the continued listing requirements for our common stock on The Nasdaq Stock Market;
•
which Reverse Stock Split ratio would result in the least administrative cost to us; and
•
prevailing general market and economic conditions.

The failure of our stockholders to approve this Proposal 3 could have serious, adverse effects on us and our stockholders. We could be delisted from The Nasdaq Stock Market because shares of our common stock may continue to trade below the requisite $1.00 per share bid price needed to maintain our listing. If The Nasdaq Stock Market delists our common stock, our shares may then trade on the OTC Bulletin Board or other small trading markets, such as the pink sheets. In that event, our common stock could trade thinly as a microcap or penny stock, adversely decrease to nominal levels of trading and be avoided by retail and institutional investors, resulting in the impaired liquidity of our shares.

Certain Risks and Potential Disadvantages Associated with Reverse Stock Split

We cannot assure you that the proposed Reverse Stock Split will increase our stock price and have the desired effect of maintaining compliance with Nasdaq Marketplace Rules. The Board of Directors expects that the Reverse Stock Split will increase the market price of our common stock so that we may be able to regain and maintain compliance with the Nasdaq $1.00 minimum bid price requirement. However, the effect of the Reverse Stock Split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in like circumstances is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per share price of our common stock after the Reverse Stock Split will not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the Reverse Stock Split, and the market price per post-Reverse Stock Split share may not exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, and the Reverse Stock Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. In addition, although we believe the Reverse Stock Split may enhance the desirability of our common stock to certain potential investors, we cannot assure you that, if implemented, our common stock will be more attractive to institutional and other long term investors. Even if we implement the Reverse Stock Split, the market price of our common stock may decrease due to factors unrelated to the Reverse Stock Split. In any case, the market price of our common stock may also be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the Reverse Stock Split is consummated and the trading price of the common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Even if the market price per post-Reverse Stock Split share of our common stock remains in excess of $1.00 per share, we may be delisted due to a failure to meet other continued listing requirements, including Nasdaq requirements related to the minimum number of shares that must be in the public float, the minimum market value of the public float and the minimum number of “round lot” holders.

The proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs. The liquidity of our common stock may be negatively impacted by a Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split. In addition, if a Reverse Stock Split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, a Reverse Stock Split may not achieve the desired results of increasing marketability and liquidity of our common stock described above.

The effective increase in the authorized number of shares of our common stock as a result of the Reverse Stock Split could have anti-takeover implications. The implementation of a Reverse Stock Split will result in an effective increase in the authorized number of shares of our common stock relative to the number of shares outstanding, which could, under certain circumstances, have anti-takeover implications. The additional shares of common stock that would become available for issuance if this Proposal 3 is approved and a Reverse Stock Split is implemented could be used by us to oppose a hostile takeover attempt or to delay or prevent changes in control or our management. For example, without further stockholder approval, the Board could adopt a “poison pill” which would, under certain circumstances related to an acquisition of our securities that is not approved by the Board, give certain holders the right to acquire additional shares of our common stock at a low price. The Board also could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this Proposal 3 has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), stockholders should be aware that approval of this Proposal 3 could facilitate future efforts by us to deter or prevent changes in control, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

Principal Effects of Reverse Stock Split

After the effective date of any Reverse Stock Split that our Board of Directors elects to implement, each stockholder will own a reduced number of shares of common stock. However, any Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in Landos, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share as described below. Voting rights and other rights and preferences of the holders of our common stock will not be affected by a Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to a Reverse Stock Split would continue to hold 2% of the voting power of the outstanding shares of our common stock immediately after such Reverse Stock Split. The number of stockholders of record will not be affected by a Reverse Stock Split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after such Reverse Stock Split).

The principal effects of a Reverse Stock Split will be that:

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each ten to forty shares of our common stock owned by a stockholder (depending on the Reverse Stock Split ratio selected by the Board), will be combined into one new share of our common stock;
•
no fractional shares of common stock will be issued in connection with any Reverse Stock Split; instead, holders of common stock who would otherwise receive a fractional share of common stock pursuant to the Reverse Stock Split will receive cash in lieu of the fractional share as explained more fully below;
•
if Proposal 4 is approved by our stockholders, then, depending on the Reverse Stock Split ratio selected by the Board, the total number of authorized shares of our common stock will be reduced as follows and as shown in the table below (in each case, as described above, this will result in an effective increase in the authorized number of shares of our common stock relative to the number of shares outstanding):
o
from 200,000,000 shares authorized to a range of 20,000,000 to 5,000,000 shares authorized;

•
if Proposal 4 is not approved by our stockholders:
o
the total number of authorized shares of our common stock will remain at 200,000,000, resulting in an effective increase in the authorized number of shares of our common stock relative to the number of shares outstanding;
•
based upon the Reverse Stock Split ratio selected by the Board, proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or vesting of all then outstanding stock options, restricted stock units and warrants, which will result in a proportional decrease in the number of shares of our common stock reserved for issuance upon exercise or vesting of such stock options, restricted stock units and warrants, and, in the case of stock options and warrants, a proportional increase in the per share exercise price of all such stock options and warrants; and
•
the number of shares then reserved for issuance under our equity compensation plans will be reduced proportionately based upon the Reverse Stock Split ratio selected by the Board.

The following table contains approximate information, based on share information as of March 30, 2023, relating to our outstanding common stock based on the proposed Reverse Stock Split ratios (without giving effect to the treatment of fractional shares), and information regarding our authorized shares assuming that Proposal 4 is approved and the corresponding Authorized Shares Reduction is implemented:

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Unissued and Unreserved
Pre-Reverse Stock Split	200,000,000	31,168,449	14,248,584	154,582,967
Post-Reverse Stock Split 1:10	20,000,000	3,116,845	1,424,858	15,458,297
Post-Reverse Stock Split 1:15	13,333,333	2,077,897	949,906	10,305,531
Post-Reverse Stock Split 1:20	10,000,000	1,558,422	712,429	7,729,148
Post-Reverse Stock Split 1:25	8,000,000	1,246,738	569,943	6,183,319
Post-Reverse Stock Split 1:30	6,666,667	1,038,948	474,953	5,152,766
Post-Reverse Stock Split 1:35	5,714,286	890,527	407,102	4,416,656
Post-Reverse Stock Split 1:40	5,000,000	779,211	356,215	3,864,574

The following table contains approximate information, based on share information as of March 30, 2023, relating to our outstanding common stock based on the proposed Reverse Stock Split ratios assuming that Proposal 4 is not approved (without giving effect to the treatment of fractional shares):

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Unissued and Unreserved
Pre-Reverse Stock Split	200,000,000	31,168,449	14,248,584	154,582,967
Post-Reverse Stock Split 1:10	200,000,000	3,116,845	1,424,858	195,458,297
Post-Reverse Stock Split 1:15	200,000,000	2,077,897	949,906	196,972,198
Post-Reverse Stock Split 1:20	200,000,000	1,558,422	712,429	197,729,148
Post-Reverse Stock Split 1:25	200,000,000	1,246,738	569,943	198,183,319
Post-Reverse Stock Split 1:30	200,000,000	1,038,948	474,953	198,486,099
Post-Reverse Stock Split 1:35	200,000,000	890,527	407,102	198,702,370
Post-Reverse Stock Split 1:40	200,000,000	779,211	356,215	198,864,574

After the effective date of any Reverse Stock Split that our Board of Directors elects to implement, our common stock would have a new committee on uniform securities identification procedures, or CUSIP number, a number used to identify our common stock.

Our common stock is currently registered under Section 12(b) of the Securities Exchange Act, and we are subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The implementation of any proposed Reverse Stock Split will not affect the registration of our common stock under the Exchange Act. Our common stock would continue to be listed on The Nasdaq Capital Market under the symbol “LABP” immediately following the Reverse Stock Split, although it is likely that Nasdaq would add the letter “D” to the end of the trading symbol for a period of twenty trading days after the effective date of the Reverse Stock Split to indicate that the Reverse Stock Split had occurred.

Effective Date

The proposed Reverse Stock Split would become effective at 5:00 p.m., Eastern time, on the date of filing of a Reverse Split Certificate of Amendment with the office of the Secretary of State of the State of Delaware, or such later date as is chosen by the Board and set forth in the Certificate of Amendment, which date we refer to in this Proposal 3 as the Reverse Split Effective Date. Except as explained below with respect to fractional shares, effective as of 5:00 p.m., Eastern time, on the Reverse Split Effective Date, shares of common stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of us or our stockholders, into a lesser number of new shares of our common stock in accordance with the Reverse Stock Split ratio determined by our Board of Directors within the limits set forth in this Proposal 3.

Cash Payment In Lieu of Fractional Shares

No fractional shares of common stock will be issued as a result of any Reverse Stock Split. Instead, in lieu of any fractional shares to which a holder of common stock would otherwise be entitled as a result of the Reverse Stock Split, Landos will pay cash (without interest) equal to such fraction multiplied by the average of the closing sales prices of the common stock on The Nasdaq Capital Market during regular trading hours for the five consecutive trading days immediately preceding the Reverse Split Effective Date (with such average closing sales prices being adjusted to give effect to the Reverse Stock Split). After the Reverse Stock Split, a stockholder otherwise entitled to a fractional interest will not have any voting, dividend or other rights with respect to such fractional interest except to receive payment as described above.

As of March 30, 2023, there were 9 stockholders of record of our common stock, which number of record holders includes those holders who are deemed record holders for purposes of the Exchange Act. Upon stockholder approval of this Proposal 3, if our Board of Directors elects to implement the proposed Reverse Stock Split, stockholders owning, prior to the Reverse Stock Split, less than the number of whole shares of common stock that will be combined into one share of common stock in the Reverse Stock Split would no longer be stockholders. For example, if a stockholder held five shares of common stock immediately prior to the Reverse Stock Split and the Reverse Stock Split ratio selected by the Board was 1:10, then such stockholder would cease to be a stockholder of Landos following the Reverse Stock Split and would not have any voting, dividend or other rights except to receive payment for the fractional share as described above. In addition, we do not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Record and Beneficial Stockholders

If this Proposal 3 is approved by our stockholders and our Board of Directors elects to implement a Reverse Stock Split, stockholders of record holding all of their shares of our common stock electronically in book-entry form under the direct registration system for securities will be automatically exchanged by the exchange agent and will receive a transaction statement at their address of record indicating the number of new post-split shares of our common stock they hold after the Reverse Stock Split along with payment in lieu of any fractional shares. Non-registered stockholders holding common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the Reverse Stock Split than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

If this Proposal 3 is approved by our stockholders and our Board of Directors elects to implement a Reverse Stock Split, stockholders of record holding some or all of their shares in certificate form will receive a letter of transmittal from Landos or its exchange agent, as soon as practicable after the effective date of the Reverse Stock Split. Our transfer agent is expected to act as “exchange agent” for the purpose of implementing the exchange of stock certificates. Holders of pre-Reverse Stock Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Stock Split shares in exchange for post-Reverse Stock Split shares and payment in lieu of fractional shares (if any) in accordance with the procedures to be set forth in the letter of transmittal. No new post-Reverse Stock Split share certificates will be issued to a stockholder holding shares in certificate form until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Consequences

The par value per share of our common stock would remain unchanged at $0.01 per share after any Reverse Stock Split. As a result, on the Reverse Split Effective Date, the stated capital on our balance sheet attributable to the common stock would be reduced proportionally, based on the actual Reverse Stock Split ratio, from its present amount, and the additional paid-in capital account would be credited with the amount by which the stated capital would be reduced. The per share common stock net income or loss and net book value would be increased because there would be fewer shares of common stock outstanding. The Reverse Stock Split would be reflected retroactively in our consolidated financial statements. We do not anticipate that any other accounting consequences would arise as a result of any Reverse Stock Split.

No Appraisal Rights

Our stockholders are not entitled to dissenters’ or appraisal rights under the General Corporation Law of the State of Delaware with respect to the proposed alternate amendments to our Certificate of Incorporation to allow for a Reverse Stock Split and, if Proposal 4 is approved, to effect the corresponding Authorized Shares Reduction, and we will not independently provide the stockholders with any such right if any Reverse Stock Split and the corresponding Authorized Shares Reduction are implemented.

Certain Material Federal Income Tax Consequences to U.S. Holders

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to certain U.S. Holders (as defined below) of our common stock, but does not purport to be a complete analysis of all potential tax effects. This discussion is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations thereunder and administrative rulings, court decisions and other legal authorities related thereto, each as in effect as of the date of this proxy statement and all of which are subject to change or differing interpretations. Any such change or differing interpretation, which may or may not be retroactive, could alter the tax consequences to the stockholders described herein. This discussion is included for general informational purposes only and does not purport to consider all aspects of U.S. federal income taxation that might be relevant to a U.S. Holder.

The discussion below only addresses stockholders who hold our common stock as a capital asset within the meaning of Section 1221 of the Code (generally property held for investment). It does not address all aspects of U.S. federal income tax that may be relevant to a stockholder in light of such stockholder’s particular circumstances or to a stockholder subject to special rules, such as brokers or dealers in securities or foreign currencies, stockholders that are not U.S. Holders, regulated investment companies, real estate investment trusts, traders in securities who mark to market, banks, financial institutions or insurance companies, mutual funds, stockholders holding their stock through individual retirement or other tax-deferred accounts, tax-exempt organizations, stockholders holding their stock as “qualified small business stock” pursuant to Section 1202 of the Code or as Section 1244 stock for purposes of the Code, stockholders who acquired their stock in connection with the exercise of warrants, stock options or stock purchase plans or other employee plans or compensatory arrangements, stockholders whose functional currency is not the U.S. dollar, partnerships or other entities classified as partnerships or disregarded entities for U.S. federal income tax purposes (or persons holding our common stock through such entities), stockholders who hold their stock as part of an integrated investment (including a “straddle,” a pledge against currency risk, a hedge or other “constructive” sale or “conversion” transaction) comprised of shares of our common stock and one or more other positions, stockholders who exercise dissenters’ or appraisal rights, or stockholders who may have acquired their stock in a transaction subject to the gain rollover provisions of Section 1045 of the Code. In addition, this summary does not address any tax consequences other than certain U.S. federal income tax consequences of the Reverse Stock Split, including the tax consequences of the Reverse Stock Split under state, local or non-U.S. tax laws, or under estate, gift, excise or other non-income tax laws, the alternative minimum tax or the Medicare contribution tax on net investment income, the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the Reverse Stock Split (whether or not any such transactions are consummated in connection with the Reverse Stock Split) including, without limitation, the tax consequences to holders of options, warrants or similar rights to acquire our common stock.

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of shares of our common stock that is any of the following:

•
an individual who is a citizen or resident of the United States or someone treated as a U.S. citizen or resident for U.S. federal income tax purposes;
•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;
•
an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) are authorized or have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

Our view regarding the tax consequences of the Reverse Stock Split is not binding with the Internal Revenue Service (“IRS”) or the courts. We have not sought, and do not intend to seek, any tax opinion from counsel or ruling from the IRS with respect to any of the statements made in this summary. There can be no assurance that the IRS will not take a position contrary to these statements or that a contrary position taken by the IRS would not be sustained by a court. Accordingly, each stockholder should consult with such stockholder’s own tax advisor with respect to all of the potential tax consequences to such stockholder of the Reverse Stock Split.

STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Tax Consequences of the Reverse Stock Split

We intend to treat the Reverse Stock Split as a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. Holder generally should not recognize gain or loss upon the Reverse Stock Split, except with respect to cash received in lieu of a fractional share of common stock (as described below). A U.S. Holder’s aggregate tax basis in the shares of common stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of common stock), and such U.S. Holder’s holding period for the shares of the common stock received should include the holding period for the shares of common stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of common stock surrendered to the shares of common stock received in a recapitalization pursuant to the Reverse Stock Split. U.S. Holders should consult their tax advisors as to application of the foregoing rules where shares of common stock were acquired at different times or at different prices.

Cash in Lieu of Fractional Shares

A U.S. Holder who receives cash in lieu of a fractional share of common stock pursuant to the Reverse Stock Split is expected to recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the U.S. Holder’s tax basis in the shares of common stock surrendered that is allocated to such fractional share of common stock. Such capital gain or loss should be long-term capital gain or loss if the U.S. Holder’s holding period for the common stock surrendered in the Reverse Stock Split exceeds one year at the time of the Reverse Stock Split. Long-term capital gains of non-corporate U.S. Holders are generally subject to preferential tax rates. There are limitations on the deductibility of capital losses under the Code.

Information Reporting and Backup Withholding

A holder of common stock may be subject to information reporting and backup withholding on cash paid in lieu of fractional shares in connection with the Reverse Stock Split. To avoid backup withholding, each holder of common stock that does not otherwise establish an exemption should provide its taxpayer identification number and comply with the applicable certification procedures. Holders of common stock should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, as well as the procedures for obtaining a credit or refund if backup withholding is imposed.

The preceding discussion is intended only as a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split. It is not a complete analysis or discussion of all potential tax effects that may be important to a particular holder. All holders of our common stock should consult their own tax advisors as to the specific tax consequences of the Reverse Stock Split them, including record retention and tax-reporting requirements, and the applicability and effect of any federal, state, local and non-U.S. tax laws.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of common stock will be required to approve this Proposal 3.

The Board Of Directors Recommends
A Vote In Favor Of Proposal 3.

PROPOSAL 4

AUTHORIZED SHARE REDUCTION PROPOSAL

Our Board of Directors has adopted and is recommending that our stockholders approve a series of alternate amendments to our Certificate of Incorporation to effect an Authorized Shares Reduction, with the specific number of authorized shares determined by a formula that is based on the ratio utilized for a Reverse Stock Split. The text of the proposed Certificate of Amendment to our Certificate of Incorporation, which we refer to as the Reverse Split Certificate of Amendment, is attached hereto as Appendix A.

The implementation of this Proposal 4 is expressly conditioned upon the approval and implementation of Proposal 3; if Proposal 3 is not approved and implemented, then this Proposal 4 will not be implemented. Accordingly, if we do not receive the required stockholder approval for Proposal 3 or the Reverse Stock Split is not otherwise implemented on or prior to the date of our 2024 Annual Meeting of Stockholders, then we will not implement the Authorized Shares Reduction. If we receive the required stockholder approval for Proposal 3 but do not receive the required stockholder approval for Proposal 4, then our Board of Directors will nonetheless retain the ability to implement a Reverse Stock Split and, if so effected, the total number of authorized shares of our common stock would remain unchanged.

Reasons for the Authorized Shares Reduction; Certain Risks

As a matter of Delaware law, the implementation of a Reverse Stock Split does not require a reduction in the total number of authorized shares of our common stock. However, if Proposals 3 and 4 are approved by our stockholders and a Reverse Stock Split is implemented, the authorized number of shares of our common stock also would be reduced according to the schedule set forth under “− Effects of Authorized Shares Reduction” below. The reduction in the authorized number of shares of common stock will not be proportionate to the Reverse Stock Split ratio, though, so the practical effect of any Reverse Stock Split and the corresponding Authorized Shares Reduction would be to increase the number of authorized shares of our common stock relative to the number of shares outstanding.

As described in more detail under “− Reasons for Reverse Stock Split” in Proposal 3, our Board of Directors desires to have a sufficient number of unissued and unreserved authorized shares of common stock following the implementation of a Reverse Stock Split to provide us with flexibility with respect to our authorized capital sufficient to execute our business strategy. At the same time, the corresponding Authorized Shares Reduction was designed so that we do not have what some stockholders might view as an unreasonably high number of authorized shares of common stock that are unissued or reserved for issuance following the Reverse Stock Split. In this regard, if Proposal 3 is approved but this Proposal 4 is not approved, then the authorized number of shares of our common stock would not be reduced at all even if a Reverse Stock Split is implemented; accordingly, our Board of Directors believes that this Proposal 4 is in the best interests of Landos and our stockholders and strikes the appropriate balance in the event a Reverse Stock Split is implemented. However, the implementation of a Reverse Stock Split and the resulting effective increase in the number of authorized shares of our common stock relative to the number of shares outstanding, could, under certain circumstances, have anti-takeover implications, as described in more detail under “− Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split” in Proposal 3. Although we are not proposing a Reverse Stock Split as a result of any threat of a hostile takeover attempt (nor is the Board of Directors currently aware of any such attempts directed at us), stockholders should be aware that if Proposal 3 is approved but this Proposal 4 is not approved, the anti-takeover implications associated with any Reverse Stock Split may be enhanced due to the additional number of shares of common stock that could be used by us to deter or prevent changes in control.

Effects of Authorized Shares Reduction

The principal effect of the Authorized Shares Reduction will be that the number of authorized shares of our common stock will be reduced, depending on the exact Reverse Stock Split ratio selected by the Board from 200,000,000 shares to a range from 20,000,000 to 5,000,000.

The Authorized Shares Reduction would not have any effect on the rights of existing stockholders, and the par value of the common stock would remain unchanged at $0.01 per share. The table below shows how the Reverse Stock Split ratio selected by the Board will determine the corresponding Authorized Shares Reduction if this Proposal 4 is approved and a Reverse Stock Split is implemented:

Reverse Stock Split Ratio	Number of Shares of Common Stock Authorized
None (current)	200,000,000
Post-Reverse Stock Split 1:10	20,000,000
Post-Reverse Stock Split 1:15	13,333,333
Post-Reverse Stock Split 1:20	10,000,000
Post-Reverse Stock Split 1:25	8,000,000
Post-Reverse Stock Split 1:30	6,666,667
Post-Reverse Stock Split 1:35	5,714,286
Post-Reverse Stock Split 1:40	5,000,000

If this Proposal 4 is not approved, but Proposal 3 is approved and the Reverse Stock Split is implemented, then the authorized number of shares of our common stock would remain unchanged at 200,000,000. For additional information regarding the effects of a Reverse Stock Split, see “− Effects of Reverse Stock Split” in Proposal 3.

Effective Date; Conditionality

The proposed Authorized Shares Reduction would become effective at 5:00 p.m., Eastern time, on the date of filing of a Certificate of Amendment with the office of the Secretary of State of the State of Delaware, or such later date as is chosen by the Board and set forth in the Certificate of Amendment.

Our Board of Directors intends to proceed with the Authorized Shares Reduction only if and when a Reverse Stock Split is implemented. Accordingly, should we not receive the required stockholder approval for Proposal 3 or the Reverse Stock Split is not otherwise implemented on or prior to the date of our 2024 Annual Meeting of Stockholders, then we will not implement the Authorized Shares Reduction even if this Proposal 4 is approved. In this regard, the implementation of Proposal 4 is expressly conditioned upon the approval and implementation of Proposal 3; if Proposal 3 is not approved and implemented, then Proposal 4 will not be implemented. If we receive the required stockholder approval for Proposal 3 but do not receive the required stockholder approval for Proposal 4, then our Board of Directors will nonetheless retain the option to implement a Reverse Stock Split and if so effected, the total number of authorized shares of our common stock would remain unchanged.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of common stock will be required to approve this Proposal 4.

The Board Of Directors Recommends
A Vote In Favor Of Proposal 4.

EXECUTIVE OFFICERS

Our executive officers, and their respective ages as of April 1, 2023 are as follows:

Name	Age	Position(s)
Gregory Oakes	55	Chief Executive Officer
Fabio Cataldi	56	Executive Vice President and Chief Medical Officer
Patrick Truesdell	42	Vice President and Controller

The biography of Mr. Oakes is set forth in “Proposal 1: Election of Directors” above.

Fabio Cataldi, age 56, has served as our Executive Vice President and Chief Medical Officer since September 2022. Dr. Cataldi has over twenty years of diverse and extensive experience in medicine and drug development in the United States and Italy. He most recently served as Vice President and Therapeutic Area Head of Gastroenterology at Arena Pharmaceuticals from June 2019 until August 2022. Prior to joining Arena Pharmaceuticals, Dr. Cataldi served as Team Lead of Gastroenterology and Immunology in Global Pharmaceutical Research and Development at AbbVie from August 2017 to June 2019. Previously, Dr. Cataldi worked at Shire as Vice President of Clinical Development in Internal Medicine/Gastroenterology from July 2015 until July 2017. Dr. Cataldi holds an MD from the Second University of Naples (SUN) in Medicine and Surgery.

Patrick Truesdell, age 42, has served as the Company’s Vice President, Controller and Principal Accounting Officer since May 2022. Prior to joining the Company, Mr. Truesdell served as Vice President, Finance and Controller at Gemini Therapeutics, Inc. from October 2021 through April 2022. Prior to that, Mr. Truesdell served as the corporate controller for PhaseBio Pharmaceuticals, Inc. from November 2018 through October 2021. Mr. Truesdell also held various financial management roles at Vital Therapies, Inc. from July 2015 to November 2018. Mr. Truesdell received a BBA and an MBA from the University of Iowa Tippie College of Business and a Master’s degree in accounting from the University of Illinois at Chicago.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 30, 2023 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
5% or greater stockholders:
Entities Affiliated with Perceptive(2)	14,869,915	47.7%
Xontogeny, LLC(3)	3,090,924	9.9%
Named executive officers and directors:
Gregory Oakes	—	*
Tim M. Mayleben(4)	277,485	*
Fabio Cataldi	—	*
Patrick Truesdell(5)	22,500	*
Christopher Garabedian(6)	18,000	*
Fred Callori(7)	39,000	*
Tiago Girão(8)	43,000	*
Roger Adsett(9)	14,000	*
Patricia Bitar	—	*
All executive officers and directors as a group (9 persons)	413,985	1.3%

* Represents ownership of less than one percent.

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 31,168,449 shares outstanding on March 30, 2023, adjusted as required by rules promulgated by the SEC.

(2) This information has been obtained from a Schedule 13D/A filed on March 30, 2023 by Perceptive Advisors LLC. Consists of (a) 7,299,751 shares of common stock held by Perceptive Life Sciences Master Fund, Ltd. (b) 5,799,564 shares of common stock held by Perceptive Xontogeny Venture Fund, LP and (c) 1,770,600 shares of common stock held by PX Venture (A), LLC. Perceptive Life Sciences Master Fund Ltd., Perceptive Advisors LLC and Joseph Edelman have shared voting and dispositive power with respect to the shares held by Perceptive Life Sciences Master Fund Ltd. and PX Venture (A), LLC. Perceptive Advisors LLC serves as the investment manager to Perceptive Life Sciences Master Fund Ltd. and may be deemed to beneficially own the securities directly held by Perceptive Life Sciences Master Fund Ltd. Mr. Edelman is the managing member of Perceptive Advisors LLC and may be deemed to beneficially own the securities directly held by Perceptive Life Sciences Master Fund Ltd. The principal address of Perceptive Advisors LLC is 51 Astor Place, 10th Floor New York, NY 10003.

(3) This information has been obtained from a Schedule 13D/A filed on March 30, 2023 by Xontogeny, LLC. The principal address of Xontogeny, LLC is 240 Newbury Street, Suite 201, Boston, MA 02116.

(4) Consists of 277,485 shares of common stock issuable to Mr. Mayleben upon the exercise of outstanding options exercisable within 60 days of March 30, 2023.

(5) Consists of 22,500 shares of common stock issuable to Mr. Truesdell upon the exercise of outstanding options exercisable within 60 days of March 30, 2023

(6) Consists of 18,000 shares of common stock issuable to Mr. Garabedian upon the exercise of outstanding options exercisable within 60 days of March 30, 2023

(7) Consists of 39,000 shares of common stock issuable to Mr. Callori upon the exercise of outstanding options exercisable within 60 days of March 30, 2023

(8) Consists of 43,000 shares of common stock issuable to Mr. Girão upon the exercise of outstanding options exercisable within 60 days of March 30, 2023.

(9) Consists of 14,000 shares of common stock issuable to Mr. Adsett upon the exercise of outstanding options exercisable within 60 days of March 30, 2023.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based on a review of the copies of such reports filed on the SEC’s EDGAR system, a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2022, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

This section provides a summary of the compensation of our “named executive officers,” who are the four executive officers listed in the “Summary Compensation Table” below. In addition to presenting quantitative compensation information in the tables below, this section also provides a qualitative description of the material factors helpful to an understanding of such data.

Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by and paid to our named executive officers with respect to the years ended December 31, 2022 and 2021.

Name and principal position	Year	Salary ($)(6)	Bonus ($)	Option awards ($)(9)	Non-equity incentive plan compensation ($)(10)	All other compensation ($)(11)	Total ($)
Gregory Oakes(1)	2022	320,769	150,000(7)	956,872	324,900	11,089	1,763,630
Chief Executive Officer and Director
Tim M. Mayleben(2)	2022	236,753	275,000(8)	9,909	—	44,240(12)	565,902
Former President and Chief Executive Officer; Director	2021	79,905	—	1,020,375	—	33,769(13)	1,134,049
Fabio Cataldi(3)	2022	148,458	—	257,840	66,507	4,798	477,603
Executive Vice President and Chief Medical Officer
Patrick Truesdell(4)	2022	197,885	—	54,657	65,191	6,816	324,549
Vice President and Controller
Patricia Bitar(5)	2022	159,391	100,000(8)	—	—	2,254	261,645
Former Interim Chief	2021	64,840	—	276,375	—	—	341,215
Financial Officer

(1) Mr. Oakes’ service with us as Chief Executive Officer commenced in June 2022. The 2022 salary reported reflects the pro rata portion of Mr. Oakes’ annual base salary of $600,000, earned during 2022 from the commencement date of his employment through December 31, 2022. Mr. Oakes also serves as a member of our board of directors but does not receive any compensation in his capacity as a director.

(2) Mr. Mayleben’s service with us as President and Chief Executive Officer commenced in November 2021. The 2021 salary reported reflects the pro rata portion of Mr. Mayleben’s annual base salary of $502,500 earned during 2021 from the commencement date of his employment through December 31, 2021. Mr. Mayleben resigned as President and Chief Executive Officer in June 2022 upon Mr. Oakes’ appointment as Chief Executive Officer. The 2022 salary reported reflects the pro rata portion of Mr. Mayleben’s annual base salary of $502,500, earned during 2022 through the date on which his service with us as President and Chief Executive Officer concluded. During his service as our President and Chief Executive Officer, Mr. Mayleben did not receive any compensation in his capacity as a director. Following his resignation as President and Chief Executive Officer, Mr. Mayleben continues to serve on our board of directors and receives the compensation set forth under “Director Compensation.”

(3) Dr. Cataldi’s service with us commenced in September 2022. The 2022 salary reported reflected the pro rata portion of Dr. Cataldi’s annual base salary of $455,000, earned during 2022 from the commencement date of his employment through December 31, 2022.

(4) Mr. Truesdell’s service with us commenced in May 2022. The 2022 salary reported reflected the pro rata portion of Mr. Truesdell’s annual base salary of $300,000 earned during 2022 from the commencement date of his employment through December 31, 2022.

(5) Ms. Bitar’s service with us commenced in November 2021. The 2021 salary reported reflects the pro rata portion of Ms. Bitar’s annual salary of $425,000 earned during 2021 from commencement of her employment through December 31, 2021. Ms. Bitar’s service with us concluded in May 2022. The 2022 salary reported reflects the pro rata portion of Ms. Bitar’s annual salary of $425,000 earned during 2022 through the date on which her service with us as Interim Chief Financial Officer concluded.

(6) Each named executive officer’s base salary is a fixed component of annual compensation for performing specific duties and functions and has been established taking into account each individual’s roles, responsibilities, skills and expertise. In 2022, the annual base salaries for the named executive officers were $600,000, $502,500, $455,000, $300,000 and $425,000 to each of Mr. Oakes, Mr. Mayleben, Dr. Cataldi, Mr. Truesdell and Ms. Bitar, respectively. For each named executive officer, the 2022 salary reported reflects the pro rata portion of such named executive officer’s annual salary earned during 2022.

(7) Represents a one-time cash retention bonus, which is described further under “--Agreements with our Named Executive Officers and Potential Payments upon Termination of Employment--Employment Agreement with Gregory Oakes.”

(8) Represents one-time discretionary bonuses awarded to Mr. Mayleben and Ms. Bitar by the compensation committee of our board of directors for each executive’s performance in 2022.

(9) In accordance with SEC rules, the amounts in this column represent the aggregate grant date fair value of the option awards determined in accordance with FASB ASC Topic 718. See “—Outstanding equity awards at December 31, 2022.” The fair value of each stock option grant is estimated on the date of the grant using the Black-Scholes option pricing model. The significant factors and assumptions incorporated in the Black-Scholes-Merton model used to estimate the value of the options are described in Note 6 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.

(10) Represents a performance-based bonus awarded based upon the achievement of individual and company performance goals and conditions at our company as determined by our board of directors. See “—Agreements with our Named Executive Officers and Potential Payments Upon Termination of Employment.”

(11) Except as noted, represents employer contributions to retirement plans and payment for a portion of the named executive officer’s individual and family health insurance benefits. See “—Retirement Benefits and Other Compensation.”

(12) Includes fees earned as a director following Mr. Mayleben’s resignation as our President and Chief Executive Officer in June 2022.

(13) Represents fees earned as a director before Mr. Mayleben was appointed as President and Chief Executive Officer in November 2021. During his service as our President and Chief Executive Officer, Mr. Mayleben did not receive any compensation in his capacity as a director.

Outstanding Equity Awards at December 31, 2022

The following table sets forth certain information about outstanding equity awards granted to our named executive officers that were outstanding as of December 31, 2022.

	Option Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price($)(2)	Option Expiration Date
Gregory Oakes	6/20/2022	—	1,677,251(3)	0.79	6/19/2032
Tim M. Mayleben	6/17/2022	—	18,000(4)	0.79	6/16/2032
	12/17/2021	253,485	—	4.95	12/16/2031
	5/13/2021	19,000	17,000(5)	10.2	5/12/2031
Fabio Cataldi	9/5/2022	—	400,000(6)	0.89	9/4/2032
Patrick Truesdell	5/3/2022	—	90,000(7)	0.87	5/2/2032

(1) All of the awards listed in this table were granted under our 2019 Plan.

(3) The shares subject to this award vest and become exercisable over a four-year period commencing on June 20, 2022, with 25% of the option vesting on June 20, 2023 and the remaining 75% vesting in equal monthly installments over the thirty-six months thereafter.

(4) The shares subject to this award vest and become exercisable on June 7, 2023.

(5) The shares of common stock underlying this option vest and become exercisable in 36 equal monthly installments beginning on May 13, 2021.

(6) The shares subject to this award vest and become exercisable over a four-year period commencing on September 5, 2022, with 25% of the option vesting on September 5, 2023 and the remaining 75% vesting in equal monthly installments over the thirty-six months thereafter.

(7) The shares subject to this award vest and become exercisable over a four-year period commencing on May 3, 2022, with 25% of the option vesting on May 3, 2023 and the remaining 75% vesting in equal monthly installments over the thirty-six months thereafter.

Agreements with our Named Executive Officers and Potential Payments upon Termination of Employment

Employment Agreement with Mr. Oakes

In connection with his appointment as the Chief Executive Officer of the Company, Mr. Oakes and the Company entered into an employment agreement, effective as of June 20, 2022 (the “Oakes Agreement”).

Under the terms of the Oakes Agreement, Mr. Oakes will receive an initial annual base salary of $600,000 and will be eligible to receive an annual performance bonus with a target of 60% of Mr. Oakes’ then-current base salary. Any actual annual performance bonus amount will be based upon our Board’s good faith assessment of Mr. Oakes’ and his attainment of individual and corporate performance goals, as established by the Board in its reasonable discretion but with input from Mr. Oakes, and Mr. Oakes’ continued service through the date any such bonus is paid. Mr. Oakes is also eligible to receive a retention bonus, subject to specific terms and conditions set forth in the Oakes Agreement (the “Retention Bonus”). In accordance with the Oakes Agreement, Mr. Oakes was granted an option to purchase 1,677,251 shares of common stock with an exercise price equal to the closing price of our common stock on June 17, 2022. 25% of the shares subject to the option shall vest on the one-year anniversary of the date of grant and the remaining shares shall vest in 36 equal monthly installments thereafter, subject to Mr. Oakes’ continued service. Mr. Oakes also entered into a confidentiality, inventions assignment, non-competition and non-solicitation agreement.

Pursuant to the terms of the Oakes Agreement, Mr. Oakes’ employment is at will and may be terminated at any time by us or Mr. Oakes.

If we terminate Mr. Oakes’ employment without “Cause,” or if Mr. Oakes terminates his employment for “Good Reason” (each, as defined in the Oakes Agreement) at any time except on or within twelve (12) months following the effective date of a Corporate Transaction, as defined in our 2019 Equity Incentive Plan (such period, the “Corporate Transaction Measurement Period”), Mr. Oakes will be eligible to receive (i) severance payments, in the form of salary continuation, in an amount equal to 12 months of his then-current base salary, (ii) payment of COBRA premiums for a period of up to 12 months, (iii) eligibility to receive a bonus for the prior calendar year if no bonus has been paid at the time of termination (the “Completed Year Bonus”); (iv) an additional payment equivalent to the pro rata portion of Mr. Oakes’ current year target bonus, prorated to reflect the partial year of service (the “Pro Rata Bonus”); (v) forgiveness of his obligation to repay the Retention Bonus, if applicable; and (vi) accelerated vesting of all outstanding unvested time-based equity awards that would have become vested during the 12 months following the termination date.

If we terminate Mr. Oakes’ employment without Cause or if Mr. Oakes terminates his employment for Good Reason during the Corporate Transaction Measurement Period, Mr. Oakes will be eligible to receive (i) a lump sum severance payment in an amount equal to 18 months of his then-current base salary, (ii) payment of COBRA premiums for a period of up to 18 months, (iii) eligibility for the Completed Year Bonus; (iv) the Pro Rata Bonus; (iv) forgiveness of his obligation to repay the Retention Bonus, if applicable; and (v) 100% accelerated vesting of all outstanding unvested time-based equity awards as of the termination date.

The severance benefits described above are conditioned upon Mr. Oakes executing and making effective and irrevocable a separation agreement that includes a general release as well as his compliance with certain non-competition, non-solicitation, non-disparagement and non-disclosure obligations, resignation from all positions with our company and return of all company property.

Employment Agreement with Mr. Mayleben

We entered into an employment agreement, effective December 17, 2021 with Mr. Mayleben (the “Mayleben Agreement”) that provided for an initial annual base salary of $502,500 and an annual discretionary bonus based upon the achievement of individual and company performance goals and conditions at our company as determined by our board of directors. The Mayleben Agreement further provided for the grant of an option to purchase 253,485 shares of our common stock, with an exercise price equal to the closing price of our common stock on December 17, 2021. The shares subject to this award vested in nine equal monthly installments, commencing on November 5, 2021. In connection with the termination of Mr. Mayleben’s employment due to the employment of a regular chief executive officer approved by our board of directors, all unvested shares underlying the option became fully vested on Mr. Mayleben’s termination date in June 2022. The Mayleben Agreement did not include any severance entitlements or other potential payments in the event of any change in control, termination, or other defined triggering events, other than the accelerated vesting of the option award described above.

Employment Agreement with Ms. Bitar

We entered into an employment agreement, effective December 17, 2021, with Ms. Bitar (the “Bitar Agreement”) that provided for an initial annual base salary of $425,000 and an annual discretionary bonus based upon the achievement of individual and company performance goals and conditions at our company as determined by our board of directors. The Bitar Agreement further provided for the grant of an option to purchase 87,513 shares of our common stock, with an exercise price equal to the closing price of our common stock on December 17, 2021. The shares subject to this award vested in six equal monthly installments, subject to Ms. Bitar’s continued service. The Bitar Agreement did not include any severance entitlements or other potential payments in the event of any change in control, termination.

Offer Letters with Dr. Cataldi and Mr. Truesdell

We have engaged Dr. Cataldi and Mr. Truesdell with an offer letter that provides for an initial base salary, discretionary bonus opportunity and equity compensation, as described in “—Summary Compensation Table.”

Agreement with Dr. Cataldi

We have entered into a severance agreement with Dr. Cataldi, effective September 5, 2022 (the “Cataldi Severance Agreement”). Pursuant to the Cataldi Severance Agreement, if we terminate Dr. Cataldi’s employment without “Cause” or if Dr. Cataldi terminates his employment for “Good Reason” (each as defined in the Cataldi Severance Agreement) at any time, Dr. Cataldi will be eligible to receive severance payments, in the form of salary continuation, in an amount equal to 12 months of his then-current base salary. In addition, if we terminate Dr. Cataldi’s employment without Cause or if Dr. Cataldi terminates his employment for Good Reason at any time during the 12 months following the effective date of a Corporate Transaction, as defined in our 2019 Equity Incentive Plan, Dr. Cataldi will be eligible to receive 100% accelerated vesting of all outstanding unvested time-based equity awards as of the termination date.

The severance benefits described above are conditioned upon Dr. Cataldi executing and making effective and irrevocable a separation agreement that includes a general release as well as his compliance with certain non-competition, non-solicitation, non-disparagement and non-disclosure obligations, resignation from all positions with our company and return of all company property.

Agreement with Mr. Truesdell

We have entered into a severance agreement Mr. Truesdell, effective December 8, 2022 (the “Truesdell Severance Agreement”). Pursuant to the Truesdell Severance Agreement, if we terminate Mr. Truesdell’s employment without “Cause” (as defined in the Truesdell Severance Agreement) at any time, Mr. Truesdell will be eligible to receive (i) severance payments, in the form of salary continuation, in an amount equal to four months of his then-current base salary, (ii) payment of COBRA premiums for a period of up to four months, and (iii) eligibility to receive a bonus for the prior calendar year if no bonus has been paid at the time of termination. In addition, if we terminate Mr. Truesdell’s employment without Cause at any time during the 12 months following the effective date of a Corporate Transaction, as defined in our 2019 Equity Incentive Plan, Mr. Truesdell will be eligible to receive accelerated vesting of all outstanding unvested time-based equity awards that would have become vested during the six months following the termination date.

The severance benefits described above are conditioned upon Mr. Truesdell executing and making effective and irrevocable a separation agreement that includes a general release as well as his compliance with certain non-competition, non-solicitation, non-disparagement and non-disclosure obligations, resignation from all positions with our company and return of all company property.

Retirement Benefits and Other Compensation

Our named executive officers were eligible to participate in our employee benefits, including health insurance and group life insurance benefits, on the same basis as our other employees. We maintain an employee savings plan pursuant to Section 401(k) of the Internal Revenue Code covering all eligible employees. We have elected to make non-elective contributions totaling to 3% of an eligible employee’s gross salary. Our named executive officers received 3% non-elective contributions once the plan became active in 2020. We generally do not provide other perquisites or personal benefits except in limited circumstances, and we did not provide any such perquisites or personal benefits to our named executive officers in 2022 or 2021.

DIRECTOR COMPENSATION

Non-Employee Director Compensation

Non-Employee Director Compensation Policy

Our board of directors adopted a non-employee director compensation policy, effective March 30, 2021, pursuant to which each of our directors who is not an employee or consultant of our company is eligible to receive compensation for service on our board of directors and committees of our board of directors.

Each eligible director receives an annual cash retainer of $45,000 for serving on our board of directors, and the independent chairperson of the board of directors receives an additional annual cash retainer of $30,000 for his or her service. The chairperson of the audit committee of our board of directors is entitled to additional annual cash retainer of $20,000, the chairperson of the compensation committee of our board of directors is entitled to additional annual cash retainer of $15,000 and the chairperson of the nominating and corporate governance committee of our board of directors is entitled to additional annual cash retainer of $10,000. The members of the audit committee are entitled to an additional annual cash retainer of $10,000, the members of the compensation committee of our board of directors are entitled to additional annual cash retainer of $7,500 and the members of the nominating and corporate governance committee of our board of directors are entitled to an additional annual cash retainer of $5,000; however, in each case such cash retainer is payable only to members who are not the chairperson of such committee.

In addition, each new eligible director who joins our board of directors will be granted a non-statutory stock option to purchase 36,000 shares of our common stock under our 2019 Equity Incentive Plan, with the shares vesting in 36 equal monthly installments, subject to continued service as a director through the vesting date.

On the date of each annual meeting of our stockholders, each eligible director who continues to serve as a director of our company following the meeting will be granted a non-statutory stock option to purchase 18,000 shares of our common stock under our 2019 Equity Incentive Plan, with the shares vesting on the first anniversary of the date of grant, subject to continued service as a director though the applicable vesting date.

The exercise price per share of each stock option granted under the non-employee director compensation policy will be equal to the closing price of our common stock on the Nasdaq Capital Market on the date of grant. Each stock option will have a term of ten years from the date of grant, subject to earlier termination in connection with a termination of the eligible director’s continuous service with us.

Director Compensation Table

The following table sets forth information regarding the compensation earned for service on our board of directors in 2022 by our non-employee directors. The compensation earned by Mr. Mayleben for his service as a director is reflected above in “Executive Compensation—Summary Compensation Table—All other compensation.”

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
Roger Adsett	44,867	47,021	$91,888
Fred Callori	75,000	18,994	$93,994
Christopher Garabedian	85,000	18,994	$103,994
Tiago Girao	72,500	18,994	$91,494
Roderick Wong(3)	—	—	—

(1) In accordance with SEC rules, the amounts in this column represent the aggregate grant date fair value of the option awards determined in accordance with FASB ASC Topic 718. See Note 6 to the financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed on March 23, 2023 regarding assumptions underlying the value of equity awards.

(2) The table below shows the aggregate number of option awards outstanding for each of our directors who is not a named executive officer, as of December 31, 2022

Name	Number of Outstanding Options
Roger Adsett	54,000
Fred Callori	72,000
Christopher Garabedian	36,000
Tiago Girao	72,000
Roderick Wong	—

(3) Dr. Wong did not stand for re-election at our 2022 annual meeting of the stockholders

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information with respect to our equity incentive plans, which were our only equity compensation plans in effect as of December 31, 2022.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	3,308,652	(1)	$1.65	7,712,484	(2)
Equity compensation plans not approved by security holders	—		—	1,000,000
Total	3,308,652		$1.65	8,712,484

(1) All such shares were granted under our 2019 Equity Incentive Plan, as amended.

(2) Includes our 2019 Equity Incentive Plan, as amended, and 2021 Employee Stock Purchase Plan. The number of shares of our common stock reserved for issuance under our 2019 Equity Incentive Plan, as amended, automatically increases on January 1 of each year, continuing through and including January 1, 2029, by the lesser of 5% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year or 1,824,900 shares, or a lesser number of shares determined by our Board of Directors. Pursuant to this provision, we added 1,824,900 shares of common stock that are available for issuance under the 2019 Equity Incentive Plan, as amended, on January 1, 2023, which is not reflected in the table above. The number of shares of our common stock reserved for issuance under our 2021 Employee Stock Purchase Plan automatically increases on January 1 of each year, continuing through and including January 1, 2031, by 1% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board of Directors. Pursuant to this provision, we added 402,548 shares of common stock that are available for issuance under the 2021 Employee Stock Purchase Plan on January 1, 2023, which is not reflected in the table above. No shares have been issued under the 2021 Employee Stock Purchase Plan.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION

Related-Person Transactions Policy and Procedures

In February 2021, we adopted a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our audit committee, or, if audit committee approval would be inappropriate, to another independent body of our board of directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our Code of Business Conduct and Ethics, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our audit committee, or other independent body of our board of directors, will take into account the relevant available facts and circumstances including:

•
the risks, costs and benefits to us;
•
the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•
the availability of other sources for comparable services or products; and
•
the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our audit committee, or other independent body of our board of directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our audit committee, or other independent body of our board of directors, determines in the good faith exercise of its discretion.

Certain Related-Person Transactions

Participation in Initial Public Offering

In our initial public offering, certain of our directors, executive officers and 5% stockholders and their affiliates purchased an aggregate of 2,125,185 shares of our common stock. Each of those purchases was made through the underwriters at the initial public offering price. The following table sets forth the aggregate number of shares of our common stock that these 5% stockholders and their affiliates purchased in our initial public offering:

Participants	Shares of common stock	Aggregate purchase price ($)
Entities affiliated with Perceptive(1)	1,500,185	24,002,960
Entities affiliated with RTW(2)	625,000	10,000,000

(1) Affiliates of Perceptive whose securities are aggregated for purposes of reporting share ownership information are Perceptive Life Sciences Master Fund, Ltd., Perceptive Xontogeny Venture Fund, LP and PX Venture (A), LLC. Perceptive is a beneficial owner of greater than 5% of our capital stock and was affiliated with our former director Konstantin Poukalov.

(2) Affiliates of RTW whose securities are aggregated for purposes of reporting share ownership information are RTW Master Fund, Ltd., RTW Innovation Master Fund, Ltd. and RTW Venture Fund Limited. RTW was a beneficial owner of greater than 5% of our capital stock and was affiliated with our former director Dr. Roderick Wong.

Agreement with LianBio Respiratory Limited

In May 2021, we entered into an exclusive collaboration and license agreement (the “LianBio Agreement”), with LianBio Respiratory Limited (“ Lian”), pursuant to which we granted Lian an exclusive license (the “License”), to develop, manufacture and commercialize NX-13 and omilancor (the “Licensed Technology”). We received an upfront cash payment of $18.0 million in connection with the execution of the LianBio Agreement. In February 2023, we amended the LianBio Agreement to no longer cover the licensing of Licensed Technology relating to omilancor and developmental milestones events were amended to reflect the transfer of Licensed Technology relating to omilancor. Subsequent to the amendment, we are eligible to receive development milestone payments of up to $40.0 million as well as sales milestone payments of up to $105.0 million. We are also eligible to receive tiered low-double-digit royalties based on future net sales of NX-13 in specified territories, subject to reductions in specified circumstances. Lian is a related party to us as a result of an affiliation of a member of our board of directors at the time the LianBio Agreement was executed.

Transactions with Entities Affiliated with Perceptive

On January 4, 2023, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain entities affiliated with Perceptive, pursuant to which we agreed to issue and sell to the entities affiliated with Perceptive in a private placement (the “Private Placement”) pre-funded warrants (the “Pre-Funded Warrants”) to purchase an aggregate of 30,909,090 shares (the “Warrant Shares”) of our common stock, $0.01 par value per share (the “Common Stock”). Each Pre-Funded Warrant has an exercise price of $0.01 per Warrant Share. The purchase price per Pre-Funded Warrant was $0.54. The Pre-Funded Warrants are exercisable at any time after their original issuance and will not expire.

The Pre-Funded Warrants issued in the Private Placement provide that the holder of the Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if such holder, together with its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the holder for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended, would beneficially own in excess of 35.00% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. The Warrant Shares will also be subject to certain registration rights under the IRA (defined below).

The Private Placement closed on January 10, 2023. We received aggregate gross proceeds from the Private Placement of approximately $16.7 million, before deducting offering expenses payable by us. The following table sets forth the aggregate number of Pre-Funded Warrants that entities affiliated with Perceptive purchased in the Private Placement:

Participants	Pre-Funded Warrants	Aggregate purchase price ($)
Entities affiliated with Perceptive(1)	30,909,090	16,690,909

(1) Affiliates of Perceptive whose securities are aggregated for purposes of reporting share ownership information are Perceptive Xontogeny Venture Fund II, LP and PX Venture (A), LLC. Perceptive is a beneficial owner of greater than 5% of our capital stock and is affiliated with our director Fred Callori.

On January 10, 2023, as part of the closing of the Private Placement we entered into an amendment (the “IRA Amendment”) to the amended and restated investor’s rights agreement by and among us and certain of our stockholders dated August 9, 2019 (the “IRA”) in order to add certain entities affiliated with Perceptive as parties to the IRA. The IRA Amendment also extended the termination date of the registration rights provided for in the IRA to the earliest to occur of (a) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such holder’s shares without limitation during a three-month period without registration and (b) the fifth anniversary of the IRA Amendment.

Founder Transaction

On February 28, 2023, we entered into an Asset Purchase and Redemption Agreement (the “Purchase Agreement”) with Dr. Bassaganya-Riera, our founder and beneficial owner of greater than 5% of our capital stock, Raquel Hontecillas and certain other stockholders (together the “Purchasers”) whereby Purchasers acquired (i) all of our right, title and interest in omilancor (or BT-11), LABP-104 and LABP-111 and any such derivatives and analogs that target LANCL proteins (together the “Acquired Compounds”), (ii) a worldwide, perpetual, irrevocable, fully-paid up, royalty-free, exclusive, sublicensable and transferable license grant under the intellectual property rights retained by us and necessary or useful for the development, manufacture and commercialization of the Acquired Compounds, (iii) a royalty agreement providing, among other things, for the payment by us to the Purchasers of a royalty of 2% of all net sales by us of any products containing certain compounds that we will retain following the closing under the Purchase Agreement and (iv) $3,000,000 in cash in exchange for (x) 9,086,441 shares of our common stock held by the Purchasers and (y) a royalty agreement providing, among other things, for the payment by the Purchasers to us a royalty of 6% of all net sales by the Purchasers of any products containing any of the Acquired Compounds in consideration for the acquired intellectual property rights.

Employment Arrangements

We have entered into employment agreements or offer letter agreements with certain of our executive officers. For more information regarding our employment agreements with our named executive officers, see “Executive Compensation—Employment Agreements.”

Indemnification Agreements

We provide indemnification for our directors and executive officers so that they will be free from undue concern about personal liability in connection with their service to our company. Under our amended and restated bylaws, we are required to indemnify our directors and executive officers to the extent not prohibited under Delaware law. We have also entered into indemnity agreements with our executive officers and directors. These agreements provide, among other things, that we will indemnify the officer or director, under the circumstances and to the extent provided for in the agreement, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of our company, and otherwise to the fullest extent permitted under Delaware law and our amended and restated bylaws.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” the Company’s proxy materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or us. Direct your written request to Landos Biopharma, Inc., Attention: Corporate Secretary, PO Box 11239, Blacksburg, Virginia 24062. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Gregory Oakes

President and Chief Executive Officer

Dated: April [ ], 2023

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2022 is available without charge upon written request to: Landos Biopharma, Inc., Attention: Corporate Secretary, Landos Biopharma, Inc., PO Box 11239, Blacksburg, Virginia 24062.

APPENDIX A

Reverse Split Certificate of Amendment

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

LANDOS BIOPHARMA, INC.

Landos Biopharma, Inc. (the “Company”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

First: The name of this corporation is Landos Biopharma, Inc., and the date on which the Certificate of Incorporation of this corporation was originally filed with the Secretary of State of the State of Delaware was January 6, 2017, under the original name Landos Biopharma, Inc., and was amended and restated on August 9, 2019, and on February 8, 2021.

Second: The Board of Directors of the Company (the “Board”), acting in accordance with the provisions of Sections 141 and 242 of the DGCL, adopted resolutions amending its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), as follows:

Effective as of the effective time of 5:00 p.m., Eastern Time, on [***DATE***]1 (the “Effective Time”), each [ten (10) / fifteen (15) / twenty (20) / twenty-five (25) / thirty (30) / thirty-five (45) / forty (40)]2 shares of the Company’s Common Stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the Company or the respective holders thereof, be combined into one (1) share of Common Stock without increasing or decreasing the par value of each share of Common Stock (the “Reverse Split”); provided, however, no fractional shares of Common Stock shall be issued as a result of the Reverse Split and, in lieu thereof, upon receipt after the Effective Time by the exchange agent selected by the Company of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of the stock certificate(s) formerly representing shares of pre-Reverse Split Common Stock, any stockholder who would otherwise be entitled to a fractional share of post-Reverse Split Common Stock as a result of the Reverse Split, following the Effective Time (after taking into account all fractional shares of post-Reverse Split Common Stock otherwise issuable to such stockholder), shall be entitled to receive a cash payment (without interest) equal to the fractional share of post-Reverse Split Common Stock to which such stockholder would otherwise be entitled multiplied by the average of the closing sales prices of a share of the Company’s Common Stock (as adjusted to give effect to the Reverse Split) on The Nasdaq Stock Market for each of the five (5) consecutive trading days immediately preceding the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware. Each stock certificate that, immediately prior to the Effective Time, represented shares of pre-Reverse Split Common Stock shall, from and after the Effective Time, automatically and without any action on the part of the Company or the respective holders thereof, represent that number of whole shares of post-Reverse Split Common Stock into which the shares of pre-Reverse Split Common Stock represented by such certificate shall have been combined (as well as the right to receive cash in lieu of any fractional shares of post-Reverse Split Common Stock as set forth above; provided, however, that each holder of record of a certificate that represented shares of pre-Reverse Split Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of post-Reverse Split Common Stock into which the shares of pre-Reverse Split Common Stock represented by such certificate shall have been combined pursuant to the Reverse Split, as well as any cash in lieu of fractional shares of post-Reverse Split Common Stock to which such holder may be entitled as set forth above. The Reverse Split shall be effected on a record holder-by-record holder basis, such that any fractional shares of

1 Insert next business day after filing with the Secretary of State of the State of Delaware.

2 These amendments approve the combination of any whole number of shares of the Company’s Common Stock between and including ten (10) and forty (40) into one (1) share of the Company’s Common Stock. By these amendments, the stockholders would approve each of the alternate amendments proposed by the Company’s Board of Directors. If the reverse stock split proposal is approved by stockholders, the Certificate of Amendment filed with the Secretary of State of the State of Delaware will include only that reverse stock split ratio determined by the Company’s Board of Directors to be in the best interests of the Company and its stockholders. The other amendments will be abandoned pursuant to Section 242(c) of the General Corporation Law of the State of Delaware. The Company’s Board of Directors may also elect not to effect any reverse stock split, in which case all proposed alternate amendments will be abandoned.

post-Reverse Split Common Stock resulting from the Reverse Split and held by a single record holder shall be aggregated.

Section A of Article IV of the Certificate of Incorporation is amended and restated to read in its entirety as follows:

“A. The Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Company is authorized to issue is [30,000,000 / 23,333,333 / 20,000,000 / 18,000,000 / 16,666,667 / 15,714,286 / 15,000,000] shares consisting of (i) [20,000,000 / 13,333,333 / 10,000,000 / 8,000,000 / 6,666,667 / 5,714,286 / 5,000,000 shares] of Common Stock, $0.01 par value per share, and (ii) 10,000,000 shares of Preferred Stock, $0.01 par value per share.”

Third: The foregoing amendment to the Certificate of Incorporation was duly approved by the Board.

Fourth: Thereafter, pursuant to a resolution of the Board, this Certificate of Amendment was submitted to the stockholders of the Company for their approval, and was duly adopted in accordance with the provisions of Section 242 of the DGCL.

Fifth: This amendment to the Certificate of Incorporation shall be effective on and as of as of the effective time of 5:00 p.m., Eastern Time, on [***DATE***]3.

[Signature Page Follows]

3 Insert next business day after filing with the Secretary of State of the State of Delaware.

In Witness Whereof, Landos Biopharma, Inc. has caused this Certificate of Amendment to be executed by its President, Chief Executive Officer as of [***DATE***].

By: ____________________________

Gregory Oakes

Chief Executive Officer

LANDOS BIOPHARMA

LANDOS BIOPHARMA, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. EDT on May 22, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/LABP2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. EDT on May 22, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V09628-P86440 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

LANDOS BIOPHARMA, INC.

The Board of Directors recommends you vote FOR all of the listed nominees:

Nominees:	**For**	**Withhold**
1a. Tiago Girão	☐	☐
1b. Fred Callori	☐	☐

The Board of Directors recommends you vote FOR proposal 2.

The Board of Directors recommends you vote FOR proposal 3.

The Board of Directors recommends you vote FOR proposal 4.

NOTE: In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournment, continuation or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

V09629-P86440

LANDOS BIOPHARMA, INC.
Annual Meeting of Stockholders
May 23, 2023 9:00 A.M. ET
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Gregory Oakes, as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of LANDOS BIOPHARMA, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at May 23, 2023 at 9:00 AM, ET at www.virtualshareholdermeeting.com/LABP2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The above named proxy is authorized to vote in his discretion upon such other business as may properly come before the meeting or any adjournments, continuations or postponements thereof.

Continued and to be signed on reverse side